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                                    KELLWOOD


                             N E W S   R E L E A S E


FOR IMMEDIATE RELEASE

       KELLWOOD (NYSE) REPORTS FOURTH QUARTER AND FISCAL YEAR 2003 RESULTS FOURTH QUARTER SALES FLAT, NET EARNINGS UP 33 PERCENT VERSUS LAST YEAR
   FISCAL YEAR SALES UP 8 PERCENT, NET EARNINGS UP 43 PERCENT VERSUS LAST YEAR
                       REGULAR QUARTERLY DIVIDEND DECLARED

ST. LOUIS, MO., March 4, 2004 - Kellwood Company reported sales and earnings today for both the fourth quarter and fiscal year ended January 31, 2004, according to Hal J. Upbin, chairman and chief executive officer. Sales from continuing operations for the fourth quarter were flat with prior year at $521 million. As previously announced in November, Kellwood completed the sale of its Domestic and European Hosiery operations. During the fourth quarter, the Company also made the decision to discontinue the True Beauty by Emme(R) operation including the termination of the related license agreement. Accordingly, both the Hosiery and True Beauty businesses are treated as discontinued operations.

         Fourth quarter net earnings from continuing operations were strong; increasing $3.1 million, or 33 percent to $12.8 million, or $0.46 per diluted share, versus $9.7 million, or $0.38 per diluted share last year, before business and facilities realignment costs. Net earnings from continuing operations in the fourth quarter of last year including business and facilities realignment costs were $8.4 million, or $0.33 per diluted share.

         Net earnings in the fourth quarter this year including discontinued operations increased $4.9 million, or 58 percent, to $13.3 million, or $0.48 per diluted share, versus $8.4 million, or $0.33 per diluted share last year.

         Sales from continuing operations of Women's Sportswear increased $17 million, or 6 percent, due to the acquisition of Briggs. Men's Sportswear sales from continuing operations increased $3 million, or 3 percent. Finally, Other Soft Goods sales decreased $19 million, or 16 percent, due to loss of certain low margin private label programs.

         The improvement in net earnings from continuing operations for the fourth quarter came principally from the acquisition of Briggs and a 1.9 percentage point improvement in gross profit as a percent of sales. The fourth quarter increase in gross margin is the seventh consecutive quarter in which Kellwood has been able to post a year-to-year improvement in its gross profit percent. This is especially noteworthy given the current economic conditions, and continued sales price deflation at both retail and wholesale. The Company has been able to improve its gross margin due to more competitive sourcing resulting from shifting more contract production from the Western to Eastern Hemisphere, and running more contractor production through Kellwood's recently established trading company in the Far East.

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         Gross margins were also bolstered by the retailers carrying less inventory this year and the performance of Kellwood's brands, which resulted in less end of season markdowns. Finally, margins were enhanced by improved sales mix, and having less surplus and obsolete inventory to liquidate as a result of the Company's focus on reducing inventory levels.

         Selling, general and administrative expense for the fourth quarter increased $9.5 million due to increased spending to underwrite several new marketing growth initiatives and SG&A expense attendant with the acquisition of Briggs. Spending on the remaining business was essentially flat with last year.

         Sales from continuing operations for the year were $2,346 million, up $180 million, or 8 percent, from $2,167 million last year. Sales of Women's Sportswear were up 7 percent, Men's Sportswear up 19 percent, and Other Soft Goods up 2 percent.

         Net earnings from continuing operations for the year increased 43 percent to $72.6 million, or $2.68 per share on a diluted basis, versus $51.0 million, or $2.05 per diluted share last year, before business and facilities realignment costs. Net earnings from continuing operations for last year including business and facilities realignment costs were $41.3 million, or $1.66 per diluted share.

         Net earnings for the year including discontinued operations increased $29.1 million, or 69 percent, to $71.1 million, or $2.62 per diluted share, versus $42.0 million, or $1.69 per diluted share last year.

         Kellwood ended the year with a very strong balance sheet. Total debt at January 31, 2004 was $275 million, down $31 million from last year and represented 29.9 percent of total capital versus 35.3 percent last year. Strong free cash flow and excellent working capital management enabled the Company to end the year with $179 million of cash and time deposits. Subsequent to this year-end, Kellwood acquired Phat Fashions and exercised their option to buy back the Phat Farm men's sportswear license for a total cash purchase price of $140 million.

        For fiscal year 2004, which ends in January 2005, sales are planned to be approximately $2.6 billion - up $255 million, or 11 percent. The increase is made up of significant organic growth along with approximately $65 million from the Phat Fashions and Phat Farm(R) acquisition. The organic growth will be driven by several new and exciting branded marketing initiatives. The new marketing initiatives include Calvin Klein(R), IZOD(R), XOXO(R), O Oscar(TM), Lucy Pereda(TM) sportswear, Liz Claiborne(R) dresses and suits, Dockers(R) Tops for women, Run Athletics(TM) and Def Jam University(TM) men's sportswear. The year-to-year sales growth from the exciting new branded marketing initiatives will accelerate as the year unfolds with the majority of the growth coming in the second half of the year. Additionally, the revenue from Phat Farm(R) men's sportswear will not commence until the Fall selling season.



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         Each year the Company examines the need to eliminate certain brands, private label programs and products from its broad and diversified portfolio due to volume levels, pricing, and margins that are no longer acceptable. Additionally, Kellwood's customers may change their merchandising strategies which can result in the loss of business. These factors collectively will result in a planned $75 million drop in volume in 2004, which will largely impact the first half of 2004.

         Because of these factors, sales growth driven by the new marketing initiatives, will accelerate in excess of 10 percent in the second quarter with year-to-year growth of approximately 15 percent in the second half of the year.

         Net earnings from continuing operations in fiscal year 2004 are expected to increase by approximately $17 million, or 23 percent, and be in the range of $88-$90 million, or $3.15 - $3.25 per diluted share, versus $72.6 million, or $2.68 per diluted share, reported in fiscal year 2003. The year-to-year improvement in net earnings and earnings per share in fiscal year 2004 is expected to come from sales growth of $255 million, continued improvement in gross profit as a percent of sales due largely to a change in sales mix to higher priced branded business replacing lower priced and lower margin private label business, licensing income from Phat Fashions, and sourcing more product through Kellwood's recently established trading company (Kellwood Trading Limited) in the Far East. These factors should result in over one half of one percent improvement in Kellwood's EBITDA as a percent of sales. All of the improvement will come from gross margin as selling, general and administration expense as a percent of sales will increase due principally to the new marketing initiatives and the acquisition. The year-to-year gain in (EBITDA) as a percent of sales is expected to occur in each quarter of the year driven by an improvement in gross profit as a percent of sales. The increase in EBITDA dollars will be partially offset by an estimated $5 million increase in amortization of intangible assets resulting from the acquisition of Phat Fashions and Phat Farm(R), a $5 million increase in depreciation expense, and a $6 million increase in interest expense as the Company plans to do a long-term financing sometime during the first half of the year.

         Finally, average diluted outstanding shares will increase by approximately 800,000 shares in 2004 to 27.9 million shares.

         Kellwood's first quarter ends in April and largely encompasses the Spring shipping season. The outlook for the first quarter calls for sales to be essentially flat with last year and in the range of $675 million. Growth from the new branded marketing initiatives will be offset by a planned reduction in low margin private label business and Wal-Mart's decision to no longer carry the Kathie Lee(R) brand of sportswear and dresses.



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         Net earnings from continuing operations are expected to increase by
$3-$4 million, or 16 percent, to $24-$25 million, or approximately $0.85-$0.88 per diluted share, versus $21.1 million, or $0.80 per diluted share last year.

         The growth in net earnings in the first quarter will come from nearly a full percentage point improvement in EBITDA as a percent of sales. This improvement will be driven by higher gross margin branded business partially offset by an increase in SG&A expense in relation to sales. Average diluted shares are expected to increase by 1.0 million shares to 27.6 million shares in the first quarter of 2004.

         The Board of Directors declared a regular quarterly dividend of $0.16 per common share, payable March 26, 2004 to shareholders of record March 15, 2004.

         The Company will conduct a conference call on March 5 at 10:00 a.m. EST. If you wish to participate, you may do so by dialing 212-346-6606. You may also access Kellwood's website at www.Kellwood.com to view an updated version of Kellwood's analyst presentation.

ABOUT KELLWOOD COMPANY


Kellwood (NYSE: KWD) is a $2.3 billion marketer of apparel and consumer soft goods. Kellwood specializes in branded as well private label products, and markets to all channels of distribution with product specific to a particular channel. Kellwood brands include Phat Farm(R), Baby Phat(R), Sag Harbor(R), Koret(R), Jax(R), David Dart(R), Democracy(R), David Meister(TM), Dorby(TM), My Michelle(R), Briggs New York(R), Northern Isles(R), David Brooks(R), Kelty(R), and Sierra Designs(R). Calvin Klein(R), XOXO(R), IZOD(R), Dockers(R), Liz Claiborne(R) Dresses and Suits, Gerber(R), Slates(R) and Bill Burns(R) are produced under licensing agreements. For more information, visit www.kellwood.com.


         Statements in this press release that are not strictly historical are "forward-looking" statements within the meaning of the safe harbor provisions of the federal securities laws. Actual results may differ materially due to risks and uncertainties that are described in the Company's Form 10-K and other filing with the SEC.

















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KELLWOOD COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
(Amounts in thousands, except per share data)



                                                         Three Months Ended                    Twelve Months Ended
                                                   --------------------------------    ---------------------------------
                                                      1/31/2004          2/1/2003         1/31/2004         2/1/2003
                                                   -------------      -------------    --------------    ---------------
Net sales by segment:
    Women's Sportswear                             $     308,192      $     291,217    $    1,406,296    $     1,313,407
    Men's Sportswear                                     110,231            107,360           472,442            395,452
    Other Soft Goods                                     102,721            122,057           467,743            457,695
                                                   -------------      -------------    --------------    ---------------

    Total net sales                                      521,144            520,634         2,346,481          2,166,554

Costs and expenses:
    Cost of products sold                                405,408            415,040         1,845,202          1,733,560
    Selling, general and
         administrative expenses                          91,034             81,552           357,639            324,438
    Provision for realignment                                  -              1,727                 -             12,086
    Amortization of intangible assets                      2,222              1,777             9,532              5,775
    Interest expense                                       6,180              6,414            25,051             27,884
    Interest (income) and other, net                      (3,160)             1,720            (1,418)               (50)
                                                   -------------      -------------    --------------    ---------------

Earnings before income taxes                              19,460             12,404           110,475             62,861

Income taxes                                               6,665              4,038            37,838             21,598
                                                   -------------      -------------    --------------    ---------------

Net earnings from continuing operations                   12,795              8,366            72,637             41,263

Net earnings (loss)
    from discontinued operations                             526                 76            (1,552)               747
                                                   -------------      -------------    --------------      -------------

Net earnings                                       $      13,321      $       8,442    $       71,085      $      42,010
                                                   =============      =============    ==============      =============

Weighted average shares outstanding:
    Basic                                                 26,762             25,570            26,499             24,564
                                                   =============      =============    ==============      =============
    Diluted                                               27,562             25,869            27,100             24,872
                                                   =============      =============    ==============      =============


Earnings (loss) per share:
    Basic:
         Continuing operations                     $         .48      $          .33   $         2.74      $        1.68
         Discontinued operations                             .02                 .00             (.06)               .03
                                                   -------------      --------------   --------------      -------------
         Net earnings                              $         .50      $          .33   $         2.68      $       1.71
                                                   =============      ==============   ==============      ============

    Diluted:
         Continuing operations                     $         .46      $          .33   $         2.68      $        1.66
         Discontinued operations                             .02                 .00             (.06)               .03
                                                   -------------      --------------   --------------      -------------
         Net earnings                              $         .48      $          .33   $         2.62      $        1.69
                                                   =============      ==============   ==============      =============


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

KELLWOOD COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(Amounts in thousands)


                                                                           As of
                                                           ------------------------------------
                                                               1/31/2004           2/1/2003
                                                           ----------------     ---------------
ASSETS
Current assets:
    Cash and time deposits                                 $        179,155     $       210,323
    Receivables, net                                                321,455             318,832
    Inventories                                                     315,935             350,386
    Prepaid taxes and expenses                                       66,328              40,236
                                                           ----------------     ---------------
    Current assets of discontinued operations                             -              22,354

         Total current assets                                       882,873             942,131

Property, plant and equipment, net                                   96,798              99,354
Intangible assets, net                                              116,102              57,975
Goodwill                                                            165,518             102,224
Other assets                                                         30,783              44,519
Long-term assets of discontinued operations                               -               8,376
                                                           ----------------     ---------------
Total assets                                               $      1,292,074     $     1,254,579
                                                           ================     ================

LIABILITIES AND SHAREOWNERS' EQUITY
Current liabilities:
    Notes payable and current
         portion of long-term debt                         $          2,743     $        27,232
    Accounts payable                                                179,024             179,731
    Accrued expenses                                                120,986             131,030
    Current liabilities of discontinued operations                    2,333              14,692
                                                           ----------------     ---------------

         Total current liabilities                                  305,086             352,685

Long-term debt                                                      271,877             278,115
Deferred income taxes and other                                      71,729              61,975
Long-term liabilities of discontinued operations                          -               2,685
Shareowners' equity                                                 643,382             559,119
                                                           ----------------     ---------------
Total liabilities & shareowners' equity                    $      1,292,074     $     1,254,579
                                                           ================     ===============



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KELLWOOD COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Amounts in thousands)



                                                                       Twelve Months Ended
                                                              ----------------------------------
                                                                  1/31/2004          2/1/2003
                                                              --------------      --------------

OPERATING ACTIVITIES
Net earnings                                                  $       71,085      $       42,010

Add/(deduct) items not affecting operating cash flows:
    Depreciation and amortization                                     35,938              32,008
    Non-cash portion of restructuring charge                               -               6,064
    401(k) contribution previously funded                              4,403               5,173
    Deferred income taxes and other                                   19,364               4,314

Changes in working capital components:
    Receivables, net                                                  31,563              17,205
    Inventories                                                       58,158              51,167
    Prepaid taxes and expenses                                       (24,718)             (3,082)
    Accounts payable and accrued expenses                            (37,967)             64,114
                                                              --------------      --------------
Net cash from operating activities                                   157,826             218,973
                                                              --------------      --------------

INVESTING ACTIVITIES
    Additions to property, plant and equipment                       (24,074)            (14,510)
    Acquisitions, net of cash acquired                              (142,975)            (18,150)
    Dispositions of fixed assets                                       5,693               5,238
    Subordinated note receivable                                       2,062             (11,000)
                                                              --------------      --------------

Net cash from investing activities                                  (159,294)            (38,422)
                                                              --------------      --------------

FINANCING ACTIVITIES
    Reduction of notes payable                                          (636)             (6,976)
    Reduction of long-term debt                                      (30,891)            (22,968)
    Stock transactions under incentive plans                          18,809               6,028
    Dividends paid                                                   (16,982)            (15,551)
                                                              --------------      --------------
Net cash from financing activities                                   (29,700)            (39,467)
                                                              --------------      --------------

Net increase (decrease) in cash and time deposits                    (31,168)            141,084
Cash and time deposits, beginning of period                          210,323              69,239
                                                              --------------      --------------

Cash and time deposits, end of period                         $      179,155      $      210,323
                                                              ==============      ==============

Significant non-cash investing and financing activities:
    Issuance of stock for acquisitions                        $       11,891      $       68,185
                                                              ==============      ==============

Supplemental cash flow Information:
    Interest paid                                             $       27,436      $       26,411
                                                              ==============      ==============
    Income taxes paid                                         $       41,339      $       13,597
                                                              ==============      ==============


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KELLWOOD COMPANY AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)
(Amounts in thousands, except per share data)

The following sets forth selected quarterly financial data for fiscal 2003 and 2002 restated from previous filings to reflect the Hosiery and True Beauty businesses as discontinued operations.


Quarter                                                 First          Second          Third         Fourth
                                                     -----------     -----------    -----------    -----------
FISCAL 2003:
   Net sales                                         $   672,345     $   508,861    $   644,131    $   521,144
   Gross profit                                          137,564         106,830        141,149        115,736

   Net earnings from continuing operations                21,123           7,850         30,869         12,795
   Net earnings (loss) from discontinued operations         (295)         (1,164)          (619)           526
                                                     -----------     -----------    -----------    -----------
   Net earnings                                      $    20,828     $     6,686    $    30,250    $    13,321
                                                     ===========     ===========    ===========    ===========

   Diluted earnings (loss) per share:
      Continuing operations                          $       .80     $      .29     $      1.13    $       .46
      Discontinued operations                               (.02)          (.04)           (.02)           .02
                                                     -----------     ----------     -----------    -----------
      Net earnings (loss)                            $       .78     $      .25     $      1.11    $       .48
                                                     ===========     ==========     ===========    ===========


FISCAL 2002:
   Net sales                                         $   570,680     $   452,614    $   622,626    $   520,634
   Gross profit                                          106,886          90,124        130,390        105,594
   Provision for facilities realignment                    7,244               -          3,115          1,727

   Net earnings from continuing operations                 8,547           3,665         20,685          8,366
   Net earnings (loss) from discontinued operations            -             261            410             76
                                                     -----------     -----------    -----------    -----------
   Net earnings                                      $     8,547     $     3,926    $    21,095    $     8,442
                                                     ===========     ===========    ===========    ===========

   Diluted earnings (loss) per share:
      Continuing operations                          $       .37     $      .15     $       .80    $       .33
      Discontinued operations                                  -            .01             .02              -
                                                     -----------     ----------     -----------    -----------
      Net earnings (loss)                            $       .37     $      .16     $       .82    $       .33
                                                     ===========     ==========     ===========    ===========

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NOTE REGARDING DISCONTINUED OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

On October 30, 2003, the Company finalized an agreement to sell their domestic and European hosiery (Hosiery) operations for $7,500 plus reimbursement of $2,800 for costs incurred by the Company in connection with the closure of certain facilities. In addition, during the fourth quarter of 2003, the Company decided to discontinue their True Beauty by Emme(R) (True Beauty) operations.
This included the termination of the related license agreement before its expiration. The operations of True Beauty ceased in the fourth quarter of 2003.
Accordingly, both the Hosiery and True Beauty businesses have been accounted for as discontinued operations. As such, their operating results and assets and liabilities are segregated in the accompanying consolidated statement of earnings and consolidated balance sheet. Prior to being classified as discontinued, the Hosiery operations were included in the Men's Sportswear segment, and True Beauty was included in the Women's Sportswear segment.

The financial results for the discontinued Hosiery and True Beauty businesses are as follows:


Three months ended                            1/31/2004            2/1/2003
                                             -------------       ------------

Net sales                                    $       1,133       $     16,655
                                             =============       ============
Earnings (loss) before income taxes                 (9,388)               638
Income taxes                                        (9,914)               562
                                             -------------       ------------
Net earnings (loss)                          $         526       $         76
                                             =============       ============


Fiscal year ended                             1/31/2004            2/1/2003
                                             -------------       ------------

Net sales                                    $      51,122       $     38,155
                                             =============       ============
Earnings (loss) before income taxes                (12,552)             1,849
Income taxes                                       (11,000)             1,102
                                             --------------      ------------
Net earnings (loss)                          $      (1,552)            $  747
                                             =============       ============

Recorded in income taxes is the benefit of a higher tax basis in the Hosiery operation's assets than that recorded for book purposes.







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RECONCILIATION OF NON-GAAP MEASURES TO REPORTED GAAP AMOUNTS


NET EARNINGS FROM CONTINUING OPERATIONS
BEFORE BUSINESS AND FACILITIES REALIGNMENT COSTS


                                                          Three Months Ended                  Twelve Months Ended
                                                               2/1/2003                            2/1/2003
                                                 ----------------------------------   ---------------------------------
                                                      $000             Diluted EPS           $000          Diluted EPS
                                                 ----------------    --------------    --------------    --------------

Net earnings from
continuing operations                            $         8,366     $          .33   $        41,263    $         1.66

Add back: Business and facilities
realignment costs, net of tax                               1,287               .05             9,697               .39
                                                 ----------------    --------------    --------------    --------------

Net earnings from continuing operations
and before business and facilities
realignment costs                                $          9,653    $          .38    $       50,960    $         2.05
                                                 ================    ==============    ==============    ==============


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FINANCIAL CONTACT:

Roger D. Joseph, VP Treasurer & IR, Kellwood Co., 314.576.3437, Fax 314.576.3325 or roger_joseph@kellwood.com.

W. Lee Capps III, Executive VP Finance & CFO, Kellwood Co., 314.576.3486,
Fax 314.576.3439 or wlc@kellwood.com.


MEDIA CONTACT:
Donna Weaver, VP Corp. Comm., Kellwood Co., 212.575.7467, Fax 212.575.5339 or donna_weaver@kellwood.com.